THIS WARRANT AND THE COMMON STOCK FOR WHICH IT MAY BE EXERCISED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN OBTAINED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTIONS THEREOF, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.



                             WARREN RESOURCES, INC.

                     CLASS "C" COMMON STOCK PURCHASE WARRANT



     In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by Warren Resources, Inc., (the "Company"), issued to _____________, social security/tax id # (the "Holder") is hereby granted the right to purchase at any time from the date hereof until 5:00 P.M., New York City time, on September 30, 2000 (the "Expiration Date"), ____________, fully paid and nonassessable shares of the Company's Common Stock, par value $.001 per share (the "Common Stock").

     This Warrant is exercisable at the Exercise Price (as hereinafter defined) per share of Common Stock issuable hereunder, payable in cash or by certified or official bank check. Upon surrender of this Warrant with the annexed Subscription Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, at the Company's principal executive offices presently located at 489 Fifth Avenue, 32nd Floor, New York, New York 10017, the Holder of this Warrant shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

1.       Exercise of Warrant.

     The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of Common Stock), during the period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

2.       Issuance of Stock Certificate.

     The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof including, without limitation, any tax that may be payable in respect thereof, and such certificates shall (subject to the provisions of Section 3 hereof) be issued in the name of, or in such names as may be directed by, the Holder hereof; provided, however, that the Company shall not be required to pay any income tax to which the Holder hereof may be subject in connection with the issuance of this Warrant or of shares of Common Stock upon the exercise of this Warrant; and provided further, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

3.       Restrictions on Transfer.

     3.1 Restrictions on Transfer. The Holder of this Warrant, by acceptance hereof, agrees that, absent an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering the disposition of the Warrant or Common Stock issued or issuable upon exercise hereof (the "Warrant Shares"), such Holder will not sell or transfer any or all of such Warrant or Warrant Shares, as the case may be, without first providing the Company with an opinion of counsel (which may be counsel for the Company) to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Act. Such Holder consents to the Company making a notation on its records giving instructions to any transfer agent of the Warrant or Warrant Shares in order to implement such restrictions on transferability.

     3.2 Transfer Restrictions Legend. Each certificate representing Warrant Shares, unless at the time of exercise such Warrant Shares are registered under the Act, shall bear a legend in substantially the following form on the face thereof:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR RESOLD WITHOUT REGISTRATION UNDER THE ACT, UNLESS IN THE OPINION OF COUNSEL TO THE ISSUER AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a distribution under a registration statement covering the securities represented thereby) shall also bear such legend unless, in the opinion of counsel to the Company, the securities represented thereby may be transferred as contemplated by such Holder without violation of the registration requirements of the Act.


4.       Exercise Price and Redemption.

     4.1 Initial and Adjusted Exercise Prices. The initial exercise price shall be $4.00 per share of Common Stock from the date hereof through June 30, l996, $5.00 per share from July 1, l996 to June 30, 1998 and $6.00 per share from July 1, 1998 to September 30, 2000. The adjusted exercise price shall be the price that shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 6 hereof.

     4.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price depending upon the context.

     4.3 Redemption. The Warrants shall be redeemable in whole or in part at the option of the Company at a price of $0.25 per Warrant until the Expiration Date upon notice to the Warrant Holder at any time on or after January 1, 1996 upon satisfaction of the following conditions:

     (a) The Company's Common Stock shall be listed on the NASDAQ system or a national or regional securities exchange, and shall have an average daily trading volume for the ninety (90) trading days prior to the Notice of Redemption of at least one thousand (1,000) shares;

     (b) The average  bid price for the  Company's  Common  Stock for the ninety
(90) trading days prior to the Notice of Redemption (calculated by summing the daily average bid prices and dividing by ninety (90) shall have been at least 133% of the Exercise Price at the date of the Notice of Redemption;

     (c) The average bid price for the Company's Common Stock for the five (5) trading days prior to the Notice of Redemption (calculated by summing the five
(5) daily average bid prices and dividing by five (5)) shall have been at least 125% of the Exercise Price at the date of the Notice of Redemption; and

     (d) The Company shall provide the Warrant Holders with an Officer's Certificate certifying that all of the foregoing conditions have been satisfied.

     Partial redemption shall be made pro rata to all of the Warrants then outstanding, in proportion to the amount of Warrants held by each such Holder. Upon any redemption, the Holder shall deliver his Warrant to the Company for notation of partial redemption or cancellation if Redemption is made in full; such delivery shall be made no later than the date fixed for Redemption in the Company's notice thereof. Upon the close of business on such Redemption Date, the conversion privilege of the Warrant shall terminate to the extent of the redemption. If the Holder shall fail to deliver his Warrant to the Company upon Redemption, the Company may escrow sufficient funds to make the Redemption, whereupon all rights of the Holder with respect to the portion of this Warrant so redeemed, other than the right to receive the Redemption Price, shall terminate.

     Notice of Redemption shall be given by registered first-class mail, postage prepaid, mailed at least sixty (60) days before the Redemption Date to the Holder of this Warrant at his address appearing on the records of the Company. The Notice of Redemption shall state:

     (1) the Redemption Date,

     (2) the Redemption Price,

     (3) that on the Redemption Date the Redemption Price will become due and payable,

     (4) the Exercise Price, the date on which the right to Exercise the Warrant will terminate and the place where the Warrant may be surrendered for Exercise, and

     (5) the place where the Warrant is to be surrendered for payment of the Redemption Price.

     From and after any Redemption Date, this Warrant shall expire and the only right of the Holder of this Warrant called for Redemption shall be payment of the Redemption Price in full.

5. Registration Rights.

     5.1 Warrant and Warrants Shares. The term "Warrants", as used herein, shall mean this Warrant taken together (if the original Warrant of this issue has been subdivided, exercised in part or transferred) with all other purchase warrants of like tenor hereto (differing, however, as to date, identity of holders and number of shares purchasable thereunder, and as to matters resulting from events subsequent to the date of issue hereof) outstanding at any time from the date hereof to the Expiration Date.

     5.2 Incidental Registration. If at any time the Company proposes to register any of its securities under the Act on a registration form usable for resales generally (other than a registration statement on Form S-8 or other form similar thereto relating to employee benefit plans hereinafter adopted by the Securities and Exchange Commission), it will give written notice, at least thirty (30) days prior to the filing of any such registration statement, to the Holder of this Warrant and to all other holders of Warrants and/or Warrant Shares of its intention to do so. If 51% of the outstanding holders of Warrant and/or Warrant Shares notify the Company within twenty (20) days after receipt of any such notice of their desire to include their Warrant Shares, in whole or in part, in such proposed registration statement, the Company shall use its best efforts to afford such holders the opportunity to have their Warrant Shares registered under such registration statement. Notwithstanding the foregoing, the Company shall not be required to include any Warrants and/or Warrant Shares in any registration statement relating to an underwritten public offering.

     Notwithstanding the provisions of this Section 5.2, the Company shall have the right at any time after it shall have given written notice pursuant to this
Section 5.2 (irrespective of whether a written request for inclusion of Warrant Shares shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing thereof. In addition, if such registration statement relates to an underwritten public offering and the number of shares to be offered is reduced by the underwriter(s) subsequent to the initial filing thereof with the Securities and Exchange Commission, the number of Warrant Shares to be registered under such registration statement will be reduced Pro rata.

     5.3 Covenants of the Company with Respect to Registration. In connection with any registration under Section 5.2 hereof, the Company covenants and agrees as follows:

     (a) The Company shall use its best efforts within 24 months of the date of issuance of this Warrant to have a registration statement declared effective at the earliest possible time, and shall furnish such number of prospectuses to the holders as shall reasonably be requested.

     (b) The Company shall pay all costs, fees and expenses in connection with all registration statements under Sections 5.2 hereof including, without limitation, the Company's legal and accounting fees, printing expenses and blue sky fees and expenses, except that the Company shall not pay for (i) underwriting discounts and commissions, (ii) state transfer taxes, (iii) brokerage commissions and (iv) fees and expenses of counsel and accountants for the holders of the Warrants and/or Warrant Shares.

     (c) The Company will take all necessary action that may be required in seeking to register or qualify the Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the holders of the Warrant Shares, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

     (d) The Company shall indemnify the holders of Warrant Shares included in any registration statement and each person, if any, who controls any such Holder within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact in such registration statement or any related prospectus, offering circular, notification or other document furnished or authorized by the Company, or any omission or alleged omission of any material fact required to be stated therein or necessary to make the statements therein not misleading, unless such actual or alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Holder specifically for use in connection with the preparation of such registration statement, prospectus, offering circular, notification or other document.

     (e) Each Holder of the Warrants and/or Warrant Shares for whose benefit shares are included in any registration statement shall indemnify such other holders, the Company, its officers and directors and each person, if any, who controls any such other Holder or the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact in such registration statement or any related prospectus, offering circular, notification or other document furnished or authorized by the Company, or any omission or alleged omission of any material fact required to be stated therein or necessary to make the statements therein not misleading, but only if such actual or alleged statement or omission was made in reliance upon and in conformity with information furnished by or on behalf of such Holder for specific inclusion in such registration statement, prospectus, offering circular, notification or other document.

6.       Adjustments of Exercise Price and Number of Shares.

     6.1 Computation of Adjusted Exercise Price. Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances or sales referred to in Section
6.6 hereof or the issuance or sale of any shares of Common Stock resulting from the exercise or conversion of any of the Company's securities outstanding as of November 30, l995), including shares held in the Company's treasury, for a consideration per share less than the Company's book value per share determined as of the Company's most recent audited Balance Sheet or without consideration, then forthwith upon such issuance or sale the Exercise Price shall (until another such issuance or sale) be reduced to a price (calculated to the nearest full cent) determined by dividing (A) an amount equal to the sum of (X) the total number of shares of Common Stock outstanding (including shares deemed to be outstanding pursuant to subparagraph (e) below) immediately prior to such issuance or sale, multiplied by the Exercise Price in effect immediately prior to such issuance or sale, plus (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by
(B) the total number of shares of Common Stock outstanding (including shares deemed to be outstanding pursuant to subparagraph (e) below) immediately after such issuance or sale; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock provided for in
Section 6.3 hereof.

     For the  purposes  of any  adjustment  to be made in  accordance  with this
Section 6.1, the following provisions shall be applicable:

     (a) In case of the issuance or sale of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be cash, the amount of the cash portion of the consideration therefor deemed to have been received by the Company shall be (i) the subscription price, if shares of Common Stock are offered by the Company for subscription, or (ii) the public offering price (after deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, but before deducting any other expenses incurred in connection therewith), if such securities are sold to underwriters or dealers for public offering without a subscription offering, or (iii) the net amount of cash actually received by the Company for such securities, in any other case.

     (b) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company, and otherwise than on the exercise of options, rights or warrants or the conversion or exchange of convertible or exchangeable securities) of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash deemed to have been received by the Company shall be the value of such consideration as determined in good faith by the Board of Directors of the Company on the basis of a record of values of similar property or services.

     (c) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution.

     (d) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (b) of this Section 6.1.

     (e) The number of shares of Common Stock at any one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

     6.2 Options, Rights, Warrants and Convertible and Exchangeable Securities. In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined as provided in Section 6.1 and as provided below) less than the Company's book value per share determined as of the

Company's most recent audited Balance Sheet or without consideration (including the issuance of any such securities by way of dividend or other distribution), the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making the computation in accordance with the provisions of Section 6.1 hereof, provided that:

     (a) The aggregate maximum number of shares of Common Stock, as the case may be, issuable or that may become issuable under such options, rights or warrants (assuming exercise in full even if not then currently exercisable or currently exercisable in full) shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Company for such options, rights or warrants; provided, however, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (a) (and for the purposes of subsection (e) of Section 6.1 hereof) shall be reduced by the number of shares as to which options, warrants and/or rights shall have expired, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

     (b) The aggregate maximum number of shares of Common Stock issuable or that may become issuable upon conversion or exchange of any convertible or exchangeable securities (assuming conversion or exchange in full even if not then currently convertible or exchangeable in full) shall be deemed to be issued and outstanding at the time of issuance of such securities, for a consideration equal to the consideration received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (b) (and for the purposes of subsection (e) of Section 6.1 hereof) shall be reduced by the number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

     (c) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection (a) of this Section 6.2, or in the price per share or ratio at which the securities referred to in subsection (b) of this Section 6.2 are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, to the extent not theretofore exercised, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities.

     6.3 Subdivision and Combination of Common Stock. In case the Company shall at any time subdivide (by any stock split, stock dividend or otherwise) or combine (by any reverse stock split or otherwise) the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

     6.4 Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 6, the aggregate number of shares of Common Stock issuable upon the exercise of this Warrant (and of all the Warrants) shall be obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant (and of all the Warrants) immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

     6.5 Reclassification, Consolidation, Merger, etc. In case of any consolidation or merger of the Company with or into another entity, or the sale of all or substantially all of its assets to another entity shall be effected, or in case of any capital reorganization or reclassification of the Common Stock of the Company, then, as a condition of such consolidation, merger or sale, reorganization or reclassification of the Common Stock of the Company, lawful and adequate provision shall be made whereby the Warrant Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the exercise of the Warrants, such shares of stock, or of securities, interests or assets (other than cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so receivable by the Warrant Holder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Warrant Holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Exercise Price) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities, interests or assets thereafter deliverable upon the exercise of such Exercise rights.

     6.6 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

     (a) Upon the issuance or sale of this Warrant or, of any Warrant Shares;

     (b) Upon the issuance or sale of shares of Common Stock upon the exercise of options, rights or warrants, or upon the conversion or exchange of convertible or exchangeable securities, in any case (i) where the purchase price was adjusted at the time of issuance of such options, rights or warrants, or convertible or exchangeable securities, as contemplated by Section 6.2 hereof or
(ii) where such options, rights, warrants or convertible or exchangeable securities were outstanding prior to the date hereof;

     (c) Upon the issuance or sale of shares of Common Stock resulting from the exercise or conversion of any of the Company's securities outstanding as of November 30, l995; or

     (d) If the amount of said adjustment shall be less than one cent ($.01) per share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that, together with any adjustment so carried forward, shall amount to at least one cent ($.01) per share.

7.       Exchange and Replacement of Warrant.

     This Warrant is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant or Warrants of like tenor and date representing in the aggregate the right to purchase the same number of shares as are purchasable hereunder in such denominations as shall be designated by the registered Holder hereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

8.       Elimination of Fractional Interests.

     The Company shall not be required upon the exercise of this Warrant to issue stock certificates representing fractions of shares of Common Stock, but shall instead pay in cash, in lieu of any fractional share of Common Stock to which such Holder would be entitled if such fractional share were issuable, in an amount equal to the fair market value of a share of Common Stock as of the date of such exercise.

9.       Reservation of Shares.

     The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid and nonassessable.

10.      Notices to Holders.

     Nothing contained in this warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter/ or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following events shall occur:

     (a) The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution in cash or otherwise;

     (b) The Company shall offer to the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any right to subscribe for or purchase the same;

     (c) A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed to be voted upon by the stockholders of the Company; or

     (d) A merger or consolidation of the Company with or into any other company shall be proposed to be voted upon by the stockholders of the Company;

then, in any one or more of said events, the Company shall give written notice of such event to the Holder of this warrant at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, additional shares, convertible or exchangeable securities or subscription or purchase rights, or entitled to vote on such proposed dissolution, liquidation, winding up, sale, merger or consolidation. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any shares of capital stock or convertible or exchangeable securities or subscription or purchase rights, or any proposed dissolution, liquidation, winding up, sale, merger or consolidation.

11. Notices.

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

     (a) If to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company; or

     (b) If to the Company, to the address set forth on the first page of this Warrant;

or at such other address as the registered Holder or the Company may hereafter have advised the other.

12.      Successors.

     All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

13.      Headings.

     The Section headings in this Warrant have been inserted for purposes of convenience only and shall have no substantive effect.

14.      Law Governing.

     This Warrant is delivered in the State of New York and shall be construed and enforced in accordance with, and governed by, the laws of the State of New York regardless of the jurisdiction of creation or domicile of the Company or its successors or of the Holder at any time hereof.

          WITNESS the signature of the duly authorized officer of the Company.

WARREN RESOURCES, INC.

By:                                          By:
   -------------------------------               -------------------------------

Title:                                       Title:
      ----------------------------                  ----------------------------

                                SUBSCRIPTION FORM

                    (To Be Executed By The Registered Holder

                        In Order To Exercise The Warrant)

     The undersigned hereby irrevocably elects to exercise the right to purchase ____________ shares of Common Stock of Warren Resources, Inc., Inc. covered by this Warrant according to the conditions hereof and herewith makes payment of the Exercise Price of such shares in full.




                                            ------------------------------------
                                                   Signature

                                            ------------------------------------
                                                   Print Name

                                            ------------------------------------
                                                   Address

                                            ------------------------------------
                                                   City, State, Zip


Dated:
        -------------------------